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Exhibit 23.2

Consent of Independent Auditors

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 4, 2018, with respect to the consolidated financial statements of Millendo Therapeutics, Inc. included in the Registration Statement (Amendment No. 1 to Form S-4 No. 333-227547) and related Proxy Statement of OvaScience, Inc.

/s/ Ernst & Young LLP
Grand Rapids, Michigan October 30, 2018

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  Exhibit 23.2